EXHIBIT 99.1

Santa Lucia Bancorp and Santa Lucia Bank Announces the retirement of John McNinch Executive Vice President and Credit Administrator.

November 5, 2010

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Hansen	(805) 466-7087
President and Chief Executive Officer

	Margaret A. Torres	(805) 466-7087
Executive Vice President and Chief Financial Officer

Santa Lucia Bancorp		(805) 466-7087
www.santaluciabank.com

Santa Lucia Bancorp (the “Company”) (OTCBB: SLBA.OB) and Santa Lucia Bank (the “Bank”), the wholly owned subsidiary of the Company, today announced the retirement of John McNinch Executive Vice President and Credit Administrator, effective December 31, 2010.

THE COMPANY AND ITS BUSINESS STRATEGY:

Santa Lucia Bancorp, headquartered in Atascadero, California is a California Corporation organized in 2006 to act as the holding company for Santa Lucia Bank.  Santa Lucia Bank has operated in the State of California since August 5, 1985.

The Bank engages in the commercial banking business principally in San Luis Obispo and northern Santa Barbara Counties from its banking offices located at 7480 El Camino Real, Atascadero, California, 1240 Spring Street, Paso Robles, California, 1530 East Grand Avenue, Arroyo Grande, California and 1825 South Broadway, Santa Maria, California.

The Company, through its subsidiary, Santa Lucia Bank, emphasizes personalized quality customer service to small and medium sized businesses in its markets.  The main focus after 25 years of operation is to provide a consistent return to shareholders, quality personalized service to our customers and a challenging and rewarding environment for our employees.  These guiding principals will continue to serve the Company well in both the short term and long term.

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties.  Actual results may differ materially from stated expectations.  Specific factors include, but are not limited to, the current economic downturn and turmoil in financial markets and the response of federal and state regulators thereto; the imposition of limitations on our operations by bank regulators as a result of examinations of our condition; the effect of changing regional and national economic conditions; significant changes in interest rates and prepayment speeds; credit risks of lending and investment activities; changes in federal and state banking laws or regulations; competitive pressure in the banking industry; changes in governmental fiscal or monetary policies; uncertainty regarding the economic outlook resulting from the continuing war on terrorism, as well as actions taken or to be taken by the U.S. or other governments as a result of further acts or threats of terrorism; and other factors discussed in Item 1A. Risk Factors of the company’s 2009 Annual Report as filed on Form 10-K and the Company’s 10Q/A for the quarter ended June 30, 2010, filed with the SEC on September 13, 2010.   Additional information on these and other factors that could affect financial results are included in the Company’s Securities and Exchange Commission filings.

When used in this release, the words or phrases such as “will likely result in”, “management expects that”, “will continue”, “is anticipated”, “estimate”, “projected”, or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA).  Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof.  Santa Lucia Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.  This statement is included for the express purpose of protecting Santa Lucia Bancorp under PSLRA’s safe harbor provisions.

Source: Santa Lucia Bancorp

CONTACT:

Santa Lucia Bancorp

John Hansen, CEO

(805) 466-7087